Exhibit 14(a)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-112993 and 333-122374) pertaining to the Employees' Stock Options Plans of Lipman Electronic Engineering of our report dated February 1, 2005, with respect to the consolidated financial statements of Lipman Electronic Engineering Ltd., included in this Annual Report on Form 20-F/A for the year ended December 31, 2004.

April 25, 2005 Tel-Aviv, Israel	/s/ KOST, FORER, GABBAY & KASIERER KOST, FORER, GABBAY & KASIERER A Member of Ernst & Young Global